EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is effective April 1, 2000, by and between Breda Telephone Corp., an Iowa Corporation, hereinafter referred to as "Breda", and Bob
Boeckman, the Chief Operations Officer and Co-Chief Executive Officer, hereinafter referred to as "Bob".

     Breda desires to employ Bob to devote full time to the business of the corporation, and Bob desires to be so employed.

     The parties agree as follows:

     1. Employment. Breda agrees to employ Bob, and Bob agrees to be employed in the capacity of Chief Operations Officer and Co-Chief Executive Officer. Employment shall be for a term of one year effective as of April 1, 2000, and terminating March 31, 2001.

     2. Time and Efforts. Bob shall diligently and conscientiously devote his full and exclusive time and attentions and best efforts in discharging his duties.

     3. Board of Directors. Bob shall, and all times, discharge his duties in consultation with and under the supervision of the Board of Directors of Breda Telephone Corp. In performance of his duties, Bob shall make his principal office in such place that the Board of Directors and Bob may, from time to time, agree.

     4. Compensation. Breda shall pay to Bob as compensation for his services, the sum of Six Thousand Six Hundred Sixty-six Dollars and Sixty-six Cents ($6,666.66) per month.

     5. Additional Compensation. Bob may be entitled to a bonus based upon his performance rating as determined by the Board of Directors in April of 2000. If Bob is entitled to a bonus, said bonus will be paid in the month of May, 2000. Bob may also be entitled to a bonus based upon his performance rating as determined by the Board of Directors in April of 2001. If Bob is entitled to a bonus, said bonus will be paid in the month of May, 2001.

     6. Benefits. Breda shall provide the following benefits to Bob:

          a. Health Insurance. 80/20 coverage with 100% hospitalization coverage. Breda will pay the premium for family insurance coverage. Bob will be responsible for paying the $250.00 deductible and $100.00 deductible for dental care, eye care, and drug card.

          b. Life Insurance. Breda will provide life insurance coverage in an amount equal to one times Bob's yearly salary.

          c. Disability Insurance. Breda will provide long term disability coverage as outlined by NTCA.

          d. Retirement. Contributions to a retirement fund will be made by Breda in an amount equal to 8.6% of Bob's yearly salary, and Bob will contribute 3.0% of her yearly salary to said fund.

          e. Pre-Retirement Death Benefit. Breda will provide Pre-Retirement Death Benefit to Bob as contained in the NTCA package.

          f. Clothing Allowance. Breda will provide Bob with a $300.00 clothing allowance during her first year of employment with the company, and $150.00 per year for every year of employment thereafter.

          g.   Free local telephone service.

          h.   Free basic cable service if living in a town served by Breda.

     7. Expenses. Breda shall reimburse Bob for all reasonable and necessary expenses incurred in carrying out his duties under this agreement. Bob shall present to Breda, from time to time, an itemized account of such expenses in the form required by Breda.

     8. Disability. In the event any illness or accident renders Bob totally disabled, Breda's obligation under this agreement shall terminate thirteen (13) weeks after the determination of total disability.

     9. Non-Compete. During the term of his employment, Bob shall not engage in any business activities which would or could compete with those of Breda, without prior written consent from the Board of Directors.

     10. Confidential Information. Bob further agrees not to publish, disclose or use, on his own behalf or on the behalf of any third party, any confidential information or trade secrets related to Breda's business, without prior authorization of the Board of Directors.

     Upon termination of his employment with Breda, Bob shall return to Breda all data, records, drawings, customer and product lists, specifications, notes, correspondence, or any other documents or copies thereof, which came into Bob's possession and are related to Breda's business.

     11. Termination Without Cause. Breda may terminate this agreement at any time, without cause, by giving thirty (30) days written notice to Bob. In that event, if requested by Breda, Bob shall continue to render his services and shall be paid his regular compensation up to the date of termination. In addition, Bob shall be paid on the date of termination the severance allowance equal to the amount remaining to be paid under this contract.

     Bob may terminate this agreement, at any time, by giving sixty (60) days notice to Breda. In that event, Breda shall pay Bob his compensation up to the date of termination. Bob shall not be entitled to any severance payment and will not be considered for any performance upon his voluntary termination.

     12. Termination for Cause. Breda may terminate this agreement for cause upon five (5) days written notice to Bob stating the reason for said termination. Matters which would be considered terminable for cause would include, but not be limited to:

          a.   Fraud or theft;

          b.   Falsifying records;

          c.   Refusal to carry out a specific order of the Board of Directors;

          d.   Abuse, discrimination, or harassment of another employee;

          e.   Unauthorized dissemination of records or information;

          f.   Divulging confidential information;

          g.   Possession of illegal drugs or weapons while on Breda property;

          h. Conviction of a crime, the nature of which would be calculated to render an employee undesirable as a co-manager and detrimental to the best interest of the company; and

          i. Using or possessing intoxicants or narcotics of any kind while on company premises or being at work under the influence of such substances.

     13. Arbitration. Any and all claims, disputes, or controversies arising out of, or related to this agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules of the state of Iowa. Such arbitration shall be conducted by a single arbitrator.

     The determination or award rendered therein shall be binding and conclusive upon the parties, and judgment may be entered thereon in accordance with the applicable law in any court having jurisdiction.

     14. Notices. Any notice required or desired to be given hereunder, shall be deemed given if in writing and sent by certified mail, return receipt requested, to Bob's residence, or to the residence of the President of the Board of Directors, as the case may be.

     15. Assignment. Bob acknowledges that his services are unique and personal. Accordingly, Bob may not assign his rights or delegate his duties or obligations hereunder. Breda's rights and obligations under this agreement shall inure to the benefit of, and shall be binding upon

Breda's successor's and assigns.

     16. Entire Agreement. This agreement, including the attachments hereto, represents the full and complete agreement between Breda and Bob as to his compensation and obligations.

     17.  Amending  Agreement.  This  agreement  may only be amended in writing,
signed  by  the  parties  against  whom  enforcement  of  any  waiver,   change,
modification, extension or discharge is sought.

     18. Severability and Governing Law. If any portion of this agreement shall be found to be void or unenforceable, it shall in no way affect the validity or enforceability of other portions thereof. This agreement shall be interpreted according to the laws of the state of Iowa.

     IN WITNESS WHEREOF, the parties have executed this agreement on the day, month and year first above provided by Breda Telephone Corp.'s President, and by Bob Boeckman.



                                                /s/ Bob Boeckman
                                                --------------------------------
                                                Bob Boeckman

                                                BREDA TELEPHONE CORP.



                                                /s/ Dean Schettler
                                                --------------------------------
                                                By Dean Schettler, President